UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2014 (April 1, 2014)

Bimini Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

01988816.1

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 1, 2014, Bimini Advisors, LLC (the “Advisor”), a wholly-owned subsidiary of Bimini Capital Management, Inc. (the “Company”), and Orchid Island Capital, Inc. (“Orchid”) entered into an Amendment (the “Amendment”) to the Management Agreement between the Advisor and Orchid dated February 20, 2013 (the “Agreement”).

Pursuant to the Agreement, the Advisor administers the business activities and day-to-day operations of Orchid.  In consideration for such services, the Advisor is entitled to receive certain management fees as well as reimbursement of certain costs and expenses.  Section 7(c) of the Agreement provides that Orchid shall not be obligated to reimburse the Advisor for those costs and expenses that are set forth in Section 7(c)(i) through (iv) of the Agreement until the calendar quarter immediately following the calendar quarter in which Orchid’s stockholders’ equity first equals or exceeds $100 million.  Orchid’s stockholders’ equity exceeded $100 million during the first quarter of 2014.

Pursuant to the Amendment, the Advisor and Orchid have agreed that Orchid shall not be obligated to reimburse the Advisor for the costs and expenses that are set forth in Section 7(c)(i) through (iv) of the Agreement until the quarter commencing on July 1, 2014.  No other aspects of the Agreement, including the specific expenses reimbursable by Orchid to the Advisor pursuant to Section 7 of the Agreement, are impacted by the Amendment.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

10.1  Amendment dated April 1, 2014 to Management Agreement between Orchid Island Capital, Inc. and Bimini Advisors, LLC dated February 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2014	BIMINI CAPITAL MANAGEMENT, INC

	By:	/s/ Roberty E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer

01988816.1

EXHIBIT INDEX

Exhibit No.

10.1	Amendment dated April 1, 2014 of the Management Agreement between Bimini Advisors, LLC, as Manager, and Orchid Island Capital, Inc., dated February 20, 2013